As filed with the Securities and Exchange Commission on March 31, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Clearwater Analytics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-1043711
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 W. Main Street

Suite 900

Boise, ID 83702

(208) 433-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alphonse Valbrune

Chief Legal Officer

777 W. Main Street

Suite 900

Boise, ID 83702

(208) 433-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua N. Korff, P.C.

Ross M. Leff, P.C.

Christie W.S. Mok

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Prospectus

Clearwater Analytics Holdings, Inc.

Class A Common Stock

Offered, from time to time, by Clearwater Analytics Holdings, Inc.

3,833,333 Shares

Class A Common Stock

Offered, from time to time, by the Selling Stockholder

Clearwater Analytics Holdings, Inc. (“Clearwater,” the “Company,” “we,” “us” or “our”) may offer and sell shares of our Class A common stock from time to time in one or more transactions in amounts, at prices and on terms that will be determined at the time of the relevant offering.

In addition, the selling stockholder of Clearwater named herein (the “Selling Stockholder”) may, from time to time, in one or more transactions, offer and sell up to 3,833,333 shares of Class A common stock, at prices and on terms that will be determined at the time of the relevant offering. We will not receive any of the proceeds from the sale of our Class A common stock offered by the Selling Stockholder.

We may offer and sell shares of our Class A common stock, in the same offering or in separate offerings, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The Selling Stockholder may offer and sell shares of our Class A common stock, in the same offering or in separate offerings, to or through one or more dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these shares of Class A common stock. The specific terms of any shares to be offered will be described in one or more supplements to this prospectus.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CWAN.” The last reported closing sale price of our Class A common stock on the NYSE was $26.53 per share on March 28, 2025.

Investing in our shares of Class A common stock involves a number of risks. You should read this prospectus and any applicable prospectus supplement before you invest. See “Risk Factors” beginning on page 3 of this prospectus, in any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of the factors you should carefully consider before deciding to purchase our Class A common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC utilizing the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time an indeterminate amount and the Selling Stockholder named herein may sell from time to time up to 3,833,333 shares of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and the Selling Stockholder may offer. Each time we or the Selling Stockholder sells securities in a transaction requiring a prospectus supplement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, the information in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement, together with the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” before making an investment in our securities.

Neither we nor the Selling Stockholder has authorized any dealer, salesperson or other person to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. Neither we nor the Selling Stockholder takes any responsibility for, and neither we nor the Selling Stockholder provides any assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition and results of operations may have changed since that date.

This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful. Unless the context otherwise indicates, the terms “Clearwater,” “Company,” “we,” “us,” and “our” as used in this prospectus refer to Clearwater Analytics Holdings, Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

ii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus), unless otherwise indicated therein:

•

Our Annual Report on Form 10-K for the year ended December 31, 2024 (our “Annual Report on Form 10-K”) filed with the SEC on February 26, 2025, as amended by Amendment No.  1 to our Annual Report on Form 10-K filed with the SEC on March  7, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on January 13, 2025, February 27, 2025 (Item 7.01 only), March 12, 2025 and March 31, 2025; and

•

The description of our Class A common stock contained under the caption “Description of Capital Stock” in the prospectus forming a part of our Registration Statement on Form S-1 (Registration No.  333-259155) filed on August  30, 2021, as updated by Exhibit 4.1 to our Annual Report on Form 10-K.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions of these documents that are “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus) after the date of this prospectus and prior to the completion of the offering of all securities covered by the respective prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Clearwater Analytics Holdings, Inc.

777 W. Main Street

Suite 900

Boise, ID 83702

Attention: Investor Relations

Telephone: (208) 433-1200

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

iii

PROSPECTUS SUMMARY

This summary highlights selected information from this document and does not contain all of the information that is important to you. To understand the terms of our Class A common stock, you should carefully read this document with any accompanying prospectus supplement. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference into this prospectus for additional information on us.

Our Company

Clearwater brings transparency to the opaque world of investment accounting and analytics with what we believe is the industry’s most trusted and innovative single instance, multi-tenant technology platform. Our cloud-native software allows clients to radically simplify their investment accounting operations, enabling them to focus on higher-value business functions such as asset allocation strategy and investment selection. Our platform provides comprehensive accounting, data and advanced analytics as well as highly-configurable reporting for global investment assets daily or on-demand, instead of weekly or monthly. We give our clients confidence that they are making the most informed decisions about investment performance, regulatory compliance and risk.

We provide full investment lifecycle solutions spanning: accounting and reporting, performance measurement, compliance monitoring, planning and order management and risk analytics solutions for asset managers, insurance companies, large corporations and other asset owning institutions including governments, endowments and foundations. Every day, Clearwater’s powerful platform aggregates and normalizes data on over $8.8 trillion of global invested assets for over 1,400 clients as of December 31, 2024. We bring modern software to an industry that has long been dominated by difficult-to-use, high cost legacy technologies and processes, which often lack data integrity and traceability, and often require significant manual intervention. The strength of our platform is demonstrated by our approximately 80% win rate for new clients over the prior four years in deals that reached the proposal stage.

The markets we serve are highly complex and changing rapidly. All asset owners and asset managers need timely, accurate and comprehensive control over their investment portfolios in order to effectively make capital allocation decisions, manage risk, measure performance, comply with regulations and communicate to various stakeholders internally and externally. This requires organizations to have a comprehensive, global view of their investment portfolio. A partial view of one asset class or one reporting regime is ineffective: delivering analysis on 95% of the portfolio is inadequate because, more often than not, the opaque final 5% of the portfolio creates disproportionate risk. A single client can invest in over 60 different asset classes, hold assets in over 50 different currencies, be governed by more than 10 accounting regimes and hold positions representing thousands of individual tax lots. These clients often have separate solutions for accounting, reporting, performance, compliance and risk management with disparate products for each asset class and each country. Furthermore, clients frequently require large teams of people to manually review, compare and enter data, correct errors and build custom reports across multiple disparate systems and spreadsheets. For asset managers, their clients, the asset owners, have increasingly greater demands and are often requesting additional information and reporting. Our platform provides our clients with a single consolidated and transparent view of investment data and analytics, leaving the hard work to the Clearwater team of experts.

We believe that client demand for Clearwater’s offering continues to grow not only in the United States, but also in financial centers around the world. Prior to 2008, institutions often invested in a narrower range of asset classes for which legacy solutions may have been able to provide adequate accounting, performance measurement, compliance monitoring and risk analytics. Over the past decade, however, clients’ needs have grown meaningfully as a result of industry-wide trends such as:

•	globalization;

•	increased regulatory requirements and complexity;

•	higher investment allocations in alternative assets (such as private equity, hedge funds, and derivatives and structured services);

•	greater demand for timely risk management and transparency given economic, interest rate and geopolitical volatility, and

•	pressure to increase speed and accuracy while reducing cost.

Clients no longer find it sufficient to review investment portfolios on a quarterly, monthly or even weekly basis. Their aged patchworks of on-premises software applications with multiple data warehouses and significant manual intervention expose them to time delays, a lack of data integrity and traceability, and a significant increase in errors, cost and ultimately risk. For many clients, this has become increasingly untenable.

We allow our clients to replace these legacy systems with modern cloud-native software. Our platform helps clients reduce cost, time, errors and risk and allows them to reallocate resources to other value-creating activities. Our software aggregates, reconciles and validates data from more than 4,100 daily data feeds and more than four million securities that have been modeled across multiple currencies, asset classes and countries. This cleansed and validated data runs through our proprietary accounting, performance, compliance and risk solutions to provide clients with powerful analytics and daily or on-demand configurable reporting. We offer multi-asset class, multi-basis, multi-currency accounting and analytics that provide clients with a comprehensive view of their holdings and related performance. This allows our clients to make better, more timely decisions about their investment portfolios.

Corporate Information

Clearwater Analytics Holdings, Inc. was incorporated as a Delaware corporation on May 18, 2021. Our principal executive offices are located at 777 W. Main Street, Suite 900, Boise, ID 83702, and our telephone number is (208) 433-1200. We maintain a website at https://www.clearwateranalytics.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.

RISK FACTORS

Investing in our Class A common stock involves significant risks. Please see the risk factors under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as amended, revised or supplemented by subsequent Quarterly Reports on Form 10-Q which have been or will be incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents we have incorporated by reference herein contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. The forward-looking statements are contained principally in the sections captioned “Prospectus Summary” and “Risk Factors” in this prospectus and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” included in our Annual Report on Form 10-K, which is incorporated by reference in this prospectus. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition. Forward looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on forward-looking statements in this prospectus. You should read this prospectus with the understanding that our actual future results may be materially different from what we expect.

Factors that could cause or contribute to such differences include, but are not limited to factors discussed in the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, as amended, revised or supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which have been or will be incorporated by reference in this prospectus.

Forward-looking statements speak only as of the date of this prospectus or, as of the date given if provided in another filing with the SEC. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results, performance or achievements to differ from our expectations include, but are not limited to, the following:

•

we operate in a highly competitive industry, with many companies competing for business from insurance companies, asset managers, corporations and government entities on the basis of a number of factors, including the quality and breadth of solutions and services provided, ability to innovate, reputation and the prices of services, and this competition could hurt our financial performance and cash flows;

•

we are dependent on fees based on the value of the assets on our platform for the main portion of our revenues, and to the extent market volatility, a downturn in economic conditions or other factors cause negative trends or fluctuations in the value of the assets on our platform, our fee-based revenue and earnings may decline;

•

because some of our sales efforts are targeted at large financial institutions, corporations and government entities, we face prolonged sales cycles, substantial upfront sales costs and less predictability in completing some of our sales. If our sales cycle lengthens, or if our upfront sales investments do not result in sufficient revenue, our results of operations may be harmed;

•

we have experienced considerable revenue growth over the past several years, which may be difficult to sustain, and we depend on attracting and retaining top talent to continue growing and operating our business, and if we are unable to hire, integrate, develop, motivate and retain our personnel, we may not be able to maintain or manage our growth, which could have a material adverse effect on our business, financial condition, results of operations and cash flows;

•

if our investment accounting and reporting solutions, regulatory reporting solutions or risk management or performance analytics solutions fail to perform properly due to undetected errors or similar problems, our business, financial condition, reputation or results of operations could be materially adversely affected;

•

our business relies heavily on cloud-based services and to some extent, our own computer equipment, electronic delivery systems, networks and telecommunications systems and infrastructure, the Internet and the IT systems of third parties. Any failures or disruptions in any of the foregoing could result in reduced revenues, increased costs and the loss of clients and could harm our business, financial condition, reputation, and results of operations;

•

our failure to successfully integrate acquisitions could strain our resources. In addition, there are significant risks associated with growth through acquisitions, which may materially adversely affect our business, financial condition or results of operations;

•	if our intellectual property and proprietary technology are not adequately protected to prevent use or appropriation by our competitors, our business and competitive position would suffer;

•

the Principal Equity Owners (as defined below) continue to have influence over us, including influence over decisions that require the approval of stockholders, which could limit your ability to influence the outcome of matters submitted to stockholders for a vote; and

•	provisions in our certificate of incorporation and bylaws, may have the effect of delaying or preventing a change of control or changes in our management.

SELLING STOCKHOLDER

The Selling Stockholder named below may offer from time to time in the future up to an aggregate of 3,833,333 shares of our Class A common stock, subject to adjustments for stock splits, stock dividends and reclassifications. The term “Selling Stockholder” includes the person listed in the table below and any of their transferees, pledgees, assignees, distributes, donees, lenders, successors or others who later hold any of the Selling Stockholder’s interests.

The following table sets forth information regarding the Selling Stockholder and the shares beneficially owned by the Selling Stockholder as of March 21, 2025. The information in the table below with respect to percentage of beneficial ownership before any offering pursuant to this prospectus is based on 222,513,436 shares of Class A common stock issued and outstanding as of March 21, 2025.

Information about additional selling stockholders, if any, including their identities and the Class A common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the Selling Stockholder may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Stockholder has sole voting and investment power with respect to all shares of common stock that it beneficially owns.

	Beneficial Ownership Before this Offering			Beneficial Ownership After this Offering(1)
	Class A Common Stock		Class A Common Stock that may be Sold Hereby	Class A Common Stock
Name of Beneficial Owner	Shares	%	Shares	Shares	%
Blackstone Holdings I L.P.(2)	3,833,333	1.7%	3,833,333	—	—

(1)

Assumes that the Selling Stockholder (i) will sell all of the shares of Class A common stock beneficially owned by it that are covered by this prospectus and (ii) does not acquire beneficial ownership of any additional shares of our Class A common stock. We do not know when or in what amounts the Selling Stockholder may actually offer shares of Class A common stock for sale, and the Selling Stockholder may or may not sell all or any of the shares of Class A common stock covered by this prospectus. Additionally, the Selling Stockholder may in the future sell or transfer some or all of the shares of Class A common stock above in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, rather than under this prospectus.

(2)

Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.

Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities (other than Blackstone Holdings I L.P. to the extent of its direct holdings). The address of Mr. Schwarzman and each of the other entities listed in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any Class A common stock offered by us under this prospectus and any related prospectus supplement for our operations and for general corporate purposes. These purposes may include, without limitation, financing of acquisitions and capital expenditures, share repurchases, dividend payments, additions to working capital and refinancing, repayment or redemption of existing indebtedness. Pending any specific application, we may initially invest the net proceeds in securities or apply them to the reduction of short-term indebtedness until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds from the sale of Class A common stock that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

We will not receive any proceeds from the sale of shares of our Class A common stock by the Selling Stockholder. All of the shares of Class A common stock offered by the Selling Stockholder pursuant to this prospectus and any related prospectus supplement will be sold by the Selling Stockholder for its own account. We will bear the expenses relating to the registration of Class A common stock offered by the Selling Stockholder pursuant to this prospectus, including registration and filing fees and exchange listing fees. The Selling Stockholder will be responsible for any selling expenses in connection with an offering of Class A common stock pursuant to this prospectus, including any broker’s fees or commissions.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of our Class A common stock and does not purport to be complete. The following also contains a description, which does not purport to be complete, of our Class B common stock, Class C common stock and Class D common stock, which are not registered pursuant to the Exchange Act, but are described below to assist investors’ understanding of the material terms of our Class A common stock. For a complete description of our Class A common stock, please refer to our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), and Amended and Restated Bylaws (our “Bylaws”). This summary description is qualified in its entirety by reference to these documents, each of which is included as an exhibit to the registration statement, of which this prospectus is a part, and the text of the relevant provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capitalization

Our authorized capital stock consists of 1,500,000,000 shares of Class A common stock, par value $0.001 per share; 500,000,000 shares of Class B common stock, par value $0.001 per share; 500,000,000 shares of Class C common stock, par value $0.001 per share; 500,000,000 shares of Class D common stock, par value $0.001 per share; and 100,000,000 shares of preferred stock, par value $0.001 per share. As of March 21, 2025, 222,513,436 shares of our Class A common stock, 0 shares of our Class B common stock, 12,542,110 shares of our Class C common stock, 16,155,059 shares of our Class D common stock and no shares of our preferred stock were outstanding. Holders of our common stock are entitled to the following rights.

Class A Common Stock

Voting Rights

Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of shares of our Class A common stock vote together with holders of our Class B common stock, Class C common stock and Class D common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our Certificate of Incorporation or as otherwise required by applicable law or our Certificate of Incorporation.

Dividend Rights

Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Liquidation Rights

Upon our liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of our assets, the assets legally available for distribution to our stockholders will be distributable ratably among the holders of our Class A common stock and Class D common stock, subject to prior satisfaction of all outstanding debts and other liabilities and the payment of liquidation preferences, if any, on any outstanding preferred stock.

Other Matters

Our Certificate of Incorporation does not entitle holders of our Class A common stock to preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Class A common stock. All outstanding shares of our Class A common stock are, and the shares of our Class A common stock offered by this prospectus will be, fully paid and nonassessable.

Class B Common Stock

Voting Rights. Each share of our Class B common stock entitles its holders to one vote per share on all matters presented to our stockholders generally. Holders of shares of our Class B common stock vote together with holders of our Class A common stock, Class C common stock and Class D common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our Certificate of Incorporation or as otherwise required by applicable law or our Certificate of Incorporation.

Issuance of Shares. Shares of Class B common stock are issued from time to time only to the extent necessary to maintain a one-to-one ratio between the number of common units of CWAN Holdings, LLC (the “LLC Interests”) held by the Other Continuing Equity Owners (as defined in our Annual Report on Form 10-K) and the number of shares of our Class B common stock issued to such Other Continuing Equity Owners. Shares of Class B common stock are transferable only together with an equal number of LLC Interests. Only Permitted Transferees of LLC Interests held by the Other Continuing Equity Owners will be Permitted Transferees of Class B common stock. Each share of Class B common stock and accompanying LLC Interest is required to be converted into one share of Class A common stock immediately prior to any sale or other transfer of such share by an Other Continuing Equity Owner or any of its affiliates or Permitted Transferees to a non-Permitted Transferee.

Dividend and Distribution Rights. Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon dissolution or liquidation.

Exchange Rights. Each share of our Class B common stock will be redeemed and canceled by us if the holder exchanges one LLC Interest and such share of Class B common stock for one share of Class A common stock pursuant to the terms of the LLC Agreement. At our option, we may issue cash upon such exchange instead of Class A common stock.

Conversion. Each share of our Class B common stock transferred to a non-Permitted Transferee will automatically convert into a share of our Class A common stock immediately prior to such transfer.

Other Matters. Our Certificate of Incorporation does not entitle holders of our Class B common stock to preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Class B common stock. All outstanding shares of our Class B common stock are fully paid and nonassessable.

Class C Common Stock

Voting Rights. Each share of our Class C common stock entitles its holders to ten votes per share on all matters presented to our stockholders generally. Holders of shares of our Class C common stock vote together with holders of our Class A common stock, Class B common stock and Class D common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our Certificate of Incorporation or as otherwise required by applicable law or our Certificate of Incorporation.

Issuance of Shares. Shares of Class C common stock are issued from time to time only to the extent necessary to maintain a one-to-one ratio between the number of LLC Interests held by Welsh, Carson, Anderson & Stowe, Permira Advisers LLC and their affiliates (collectively, the “Principal Equity Owners”) and the number of shares of our Class C common stock issued to the Principal Equity Owners. Shares of Class C common stock are transferable only together with an equal number of LLC Interests. Only Permitted Transferees of LLC Interests held by the Principal Equity Owners will be permitted transferees of Class C common stock. Each share of Class C common stock and accompanying LLC Interest is required to be converted into one share of Class A common stock immediately prior to any sale or other transfer of such share by a Principal Equity Owner or any of its affiliates or permitted transferees to a non-permitted transferee.

Dividend and Distribution Rights. Holders of our Class C common stock do not have any right to receive dividends or to receive a distribution upon dissolution or liquidation.

Exchange Rights. Each share of our Class C common stock will be redeemed and canceled by us if the holder exchanges one LLC Interest and such share of Class C common stock for one share of Class A common stock or, if requested by a Principal Equity Owner, Class D common stock, pursuant to the terms of the LLC Agreement. At our option, we may issue cash upon an exchange of Class C common stock for Class A common stock, instead of such Class A common stock.

Conversion. Shares of our Class C common stock may be exchanged at any time, at the option of the holder, for newly issued shares of our Class B common stock, on a one-for-one basis (in which case their shares of our Class C common stock will be cancelled on a one-for-one basis upon any such issuance). Each share of our Class C common stock will automatically convert into a share of our Class B common stock upon the earlier of (i) the date that affiliates of Welsh, Carson, Anderson & Stow (“Welsh Carson”) own less than 5% of our common stock and (ii) the date that is seven years following our IPO (as defined in our Annual Report on Form 10-K). Each share of our Class C common stock transferred to a non-permitted transferee will automatically convert into a share of our Class A common stock immediately prior to such transfer.

Other Matters. Our Certificate of Incorporation does not entitle holders of our Class C common stock to preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Class C common stock. All outstanding shares of our Class C common stock are fully paid and nonassessable.

Class D Common Stock

Voting Rights. Holders of shares of our Class D common stock are entitled to ten votes for each share held of record on all matters presented to our stockholders generally. Holders of shares of our Class D common stock vote together with holders of our Class A common stock, Class B common stock and Class C common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our Certificate of Incorporation or as otherwise required by applicable law or our Certificate of Incorporation.

Dividend Rights. Holders of shares of our Class D common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Liquidation Rights. Upon our liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of our assets, the assets legally available for distribution to our stockholders will be distributable ratably among the holders of our Class A common stock and Class D common stock, subject to prior satisfaction of all outstanding debts and other liabilities and the payment of liquidation preferences, if any, on any outstanding preferred stock.

Conversion. Shares of our Class D common stock may be exchanged at any time, at the option of the holder, for newly issued shares of our Class A common stock, on a one-for-one basis (in which case their shares of our Class D common stock will be cancelled on a one-for-one basis upon any such issuance). Each share of Class D common stock is required to be converted into one share of Class A common stock immediately prior to any sale or other transfer of such share by a Principal Equity Owner or any of its affiliates or permitted transferees to a non-permitted transferee. Each share of our Class D common stock will automatically convert into a share of our Class A common stock upon the earlier of (i) the date that affiliates of Welsh Carson own less than 5% of our common stock and (ii) the date that is seven years following our IPO.

Other Matters. Our Certificate of Incorporation does not entitle holders of our Class D common stock to preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Class D common stock. All outstanding shares of our Class D common stock are fully paid and nonassessable.

Authorized but Unissued Preferred Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NYSE, which would apply as long as our Class A common stock is listed on NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the combined voting power of our Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans.

Unless required by law or by any stock exchange on which our common stock may be listed, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our Certificate of Incorporation authorizes our board of directors to establish, from time to time, the number of shares to be included in each series of preferred stock, and to fix the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, of the shares of each series of preferred stock, and any of its qualifications, limitations or restrictions. Our board of directors is also able to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series of preferred stock then outstanding, without any further vote or action by the stockholders.

The existence of unissued and unreserved common stock or preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and could thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Antitakeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws could make the acquisition of our Company more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interests, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our board of directors.

Multi-class Common Stock Structure

Holders of shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to stockholders for their vote or approval, except as otherwise required by law or our Certificate of Incorporation. Each share of our Class A common stock entitles its holder to one vote per share, each share of our Class B common stock entitles its holder to one vote per share, each share of our Class C common stock entitles its holder to ten votes per share and each share of our Class D common stock entitles its holder to ten votes per share on all matters presented to our stockholders generally.

Authorized but Unissued Shares; Undesignated Preferred Stock

The authorized but unissued shares of our common stock will be available for future issuance without stockholder approval except as required by law or by any stock exchange on which our common stock may be listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, our board of directors may authorize, without stockholder approval, the issuance of undesignated preferred stock with voting rights or other rights or preferences designated from time to time by our board of directors. The existence of authorized but unissued shares of common stock or preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Board Classification

Our Certificate of Incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our Certificate of Incorporation and Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors.

No Cumulative Voting

Our Certificate of Incorporation provides that stockholders are not permitted to cumulate votes in the election of directors.

Special Meetings of Stockholders

Our Bylaws provide that special meetings of our stockholders may be called, prior to the date on which the Principal Equity Owners, collectively or singly, cease to beneficially own shares of our common stock representing at least 50% of the voting power of our common stock (the “Trigger Event”), only by or at the direction of our board of directors or our Chairman at the request of holders of not less than a majority of the combined voting power of our Class A common stock, Class B common stock, Class C common stock and Class D common stock and, from and after the Trigger Event, only by or at the direction of our board of directors or our Chairman.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation precludes stockholder action by written consent from and after the Trigger Event.

Advance Notice Requirements for Stockholder Proposals and Nomination of Directors

Our Bylaws require stockholders seeking to bring business before an annual meeting of stockholders or to nominate individuals for election as directors at an annual or special meeting of stockholders to provide timely notice in writing. To be timely, a stockholder’s notice needs to be sent to and received by our Secretary both (1) at our principal executive offices by hand delivery, overnight courier service, or by certified or registered mail, return receipt required, and (2) by electronic mail, as provided in our Bylaws, no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or 70 days after the anniversary of the immediately preceding annual meeting of stockholders, or if no annual meeting was held in the preceding year, such notice will be timely only if received no earlier than the close of business on the 120th day prior to the annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the date on which a public announcement of the date of the annual meeting was made by us. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the potential acquiror’s own slate of directors or otherwise attempting to obtain control of our Company.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in our Certificate of Incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our Certificate of Incorporation provides that from and after the Trigger Event, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of common stock of our Company entitled to vote thereon. Under that certain Stockholders Agreement, dated as of September 28, 2021, by and among our Company and the Principal Equity Owners (the “Stockholders’ Agreement”), prior to the Trigger Event, directors nominated by a Principal Equity Owner and serving as a director shall not be removed by the other Principal Equity Owners without cause. In addition, our Certificate of Incorporation also provides that from and after the Trigger Event, any newly created directorship on our board of directors that results from an increase in the number of directors and any vacancy occurring in our board of directors may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders).

Supermajority Provisions

Our Certificate of Incorporation and Bylaws provide that our board of directors is expressly authorized to alter, amend, rescind or repeal, in whole or in part, our Bylaws without a stockholder vote in any matter not inconsistent with Delaware law and our Certificate of Incorporation. From and after the Trigger Event, in addition to any vote of the holders of any class or series of capital stock of our Company required therein, our Bylaws or applicable law, any amendment, alteration, rescission or repeal of our Bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of our Company entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our Certificate of Incorporation provides that the following provisions in our Certificate of Incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of our Company entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2/3% supermajority vote for stockholders to amend our Bylaws;

•	the provisions providing for a classified board of directors (the election and term of our directors);

•	the provisions regarding removal of directors;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding filling vacancies on our board of directors and newly created directorships;

•	the provisions regarding competition and corporate opportunities;

•	the provisions regarding Section 203 of the DGCL;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director and governing forum selection; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL provides that, subject to certain stated exceptions, a corporation may not engage in a business combination with any “interested stockholder” (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	prior to such time the board of directors of the corporation approved either the business combination or transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

An “interested stockholder” is any person (other than the corporation and any direct or indirect majority-owned subsidiary) who owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination, and the affiliates and associates of such person.

We have opted out of Section 203 of the DGCL; however, our Certificate of Incorporation contains substantially similar provisions. Our Certificate of Incorporation provides that our Principal Equity Owners and their affiliates and any of their respective direct or indirect transferees, and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC.

New York Stock Exchange Listing

Our Class A common stock is listed on the NYSE under the symbol “CWAN.”

PLAN OF DISTRIBUTION

General

We and/or the Selling Stockholder may offer and sell our Class A common stock in one or more transactions from time to time through one or more of the following methods:

•

on the New York Stock Exchange or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in the case of us, one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and sell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through agents;

•

in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	broker-dealers may agree with us or the Selling Stockholder to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

To the extent required, a prospectus supplement relating to a particular offering of our Class A common stock may include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of our Class A common stock;

•	any net proceeds to us from the sale of our Class A common stock;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any option under which underwriters may purchase additional shares of our Class A common stock from us or any Selling Stockholder.

The distribution of our Class A common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices in block trades, or in underwritten offerings or in other types of trades.

Underwriting Compensation

We may offer our Class A common stock to the public through underwriting syndicates represented by a managing underwriter or managing underwriters or through an underwriter or underwriters without an underwriting syndicate. If underwriters are used for the sale of our Class A common stock, our Class A common stock will be acquired by the underwriters for their own account. The underwriters may resell our Class A common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our Class A common stock, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our Class A common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If we use an underwriter or underwriters in the sale of particular Class A common stock, we will execute an underwriting agreement with those underwriters at the time of sale of that Class A common stock. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell that Class A common stock. Unless otherwise indicated in the prospectus supplement relating to a particular offering of Class A common stock, the obligations of the underwriters to purchase the Class A common stock will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the Class A common stock offered if any of our Class A common stock is purchased.

Underwriters, dealers and agents that participate in the distribution of our Class A common stock may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from us and any profit that they receive on the resale of our Class A common stock may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from us.

Indemnification

We and/or the Selling Stockholder may enter into agreements under which underwriters and/or agents that participate in the distribution of our Class A common stock may be entitled to indemnification by us and/or the Selling Stockholder against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

Various of the underwriters who participate in the distribution of our Class A common stock, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business.

Delayed Delivery Contracts

We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase our Class A common stock from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions.

The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of our Class A common stock shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of our Class A common stock is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our Class A common stock. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our Class A common stock. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our Class A common stock. If the underwriters create a short position in our Class A common stock in connection with the offering (that is, if they sell more Class A common stock than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing Class A common stock in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, New York, New York. If any legal matters relating to offerings made in connection with this prospectus are passed upon by counsel for the underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Clearwater Analytics Holdings, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Clearwater Analytics Holdings, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is https://www.sec.gov.

Our corporate website address is located at https://www.clearwateranalytics.com. Through our website, we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of or incorporated into this prospectus or the registration statement of which this prospectus is a part.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the Class A common stock offered under this prospectus. The registration statement can be read at the SEC website.

Clearwater Analytics Holdings, Inc.

Class A Common Stock

Offered, from time to time, by Clearwater Analytics Holdings, Inc.

3,833,333 Shares

Class A Common Stock

Offered, from time to time, by the Selling Stockholder

PROSPECTUS

March 31, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee	$15,869.33
FINRA filing fee		**
Accounting fees and expenses		**
Legal fees and expenses		**
Printing fees and expenses		**
Registrar and transfer agent’s fees and expenses		**
Miscellaneous fees and expenses		**

Total	$15,869.33

*

The registrant is registering an indeterminate amount of securities under this Registration Statement and in reliance upon Rules 456(b) and 457(r) of the Exchange Act, the registrant is deferring payment of all of the registration fee, other than the registration fee due in connection with the 3,833,333 shares of the registrant’s Class A common stock that may be sold from time to time by the Selling Stockholder named in this Registration Statement.

**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents. As permitted by Section 102(b)(7) of the DGCL, our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors and officers for monetary damages for breach of their fiduciary duty as directors and officers, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, as permitted by Section 145 of the DGCL, our Bylaws provide that:

•

We shall indemnify our directors and officers for serving our Company in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•

We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

We are not obligated pursuant to our Bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by our board of directors or brought to enforce a right to indemnification.

•

The rights conferred in our Bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	We may not retroactively amend our Bylaw provisions to reduce our indemnification obligations to directors, officers, employees and agents.

We also maintain directors’ and officers’ insurance to insure such persons against certain liabilities.

We have entered into separate indemnification agreements with our directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Certificate of Incorporation and Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Certificate of Incorporation and Bylaws.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

The exhibit index attached hereto is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Clearwater Analytics Holdings, Inc., dated September 27, 2021 (incorporated by reference to Exhibit 3.1 to Clearwater Analytics Holdings, Inc.’s Current Report on Form 8-K, filed on September 28, 2021)

3.2	Amended and Restated Bylaws of Clearwater Analytics Holdings, Inc., dated September 27, 2021 (incorporated by reference to Exhibit 3.2 to Clearwater Analytics Holdings, Inc.’s Current Report on Form 8-K, filed on September 28, 2021)

5.1**	Opinion of Kirkland & Ellis LLP (including consent of such firm)

23.1**	Consent of KPMG LLP

23.2**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page to this registration statement)

107**	Filing Fee Table

*

To be filed after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on March 31, 2025.

CLEARWATER ANALYTICS HOLDINGS, INC.

By:	/s/ Sandeep Sahai
Name: Sandeep Sahai Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sandeep Sahai and Jim Cox and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on March 31, 2025 in the capacities indicated.

Name	Title

/s/ Sandeep Sahai Sandeep Sahai	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Jim Cox Jim Cox	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Eric J. Lee Eric J. Lee	Director and Chairman of the Board of Directors

/s/ Jacques Aigrain Jacques Aigrain	Director

/s/ Kathleen A. Corbet Kathleen A. Corbet	Director

/s/ Cary J. Davis Cary J. Davis	Director

/s/ Christopher J. Hooper Christopher J. Hooper	Director

Name	Title

/s/ Lisa Jones Lisa Jones	Director

/s/ D. Scott Mackesy D. Scott Mackesy	Director

/s/ Jaswinder Pal Singh Jaswinder Pal Singh	Director

/s/ Andrew Young Andrew Young	Director